UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2021, Baxter International Inc. (the “Company”) appointed Giuseppe Accogli, age 51, to serve as the Company’s Executive Vice President and Chief Operating Officer, effective immediately. Mr. Accogli previously served as the Company’s Senior Vice President and President, Americas and Global Business Units. In 2020, his role was expanded to include President of the Company’s Global Businesses, a position he previously held from 2017 to 2019. Mr. Accogli joined the Company in 2007 as the Renal business unit director in Italy and assumed positions of increasing responsibility with the Renal business in Europe, including head of the Europe, Middle East and Africa (“EMEA”) region for the Company’s Renal business from 2013 to 2015. He also served as the head of the U.S. region for the Renal business from 2015 to 2016 and Corporate Vice President and President of the Renal business from 2016 to 2017. Prior to joining the Company, Mr. Accogli worked as a business unit manager and sales and marketing manager for Medtronic plc in Italy, and in several sales, product and marketing roles for Tyco Healthcare and then Covidien in Italy and EMEA. Mr. Accogli has also served as a director of AdvaMed since September 2019.

In connection with his appointment as Executive Vice President and Chief Operating Officer, the Company and Mr. Accogli entered into a revised offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Accogli will (i) receive an annual base salary of $875,000 effective immediately, (ii) be eligible to participate in the Company’s Management Incentive Compensation Program, with a target of 95% of base salary, effective January 1, 2022, (iii) be eligible to participate in the Company’s Long-Term Incentive (“LTI”) Program for senior management, beginning in March 2022, with a target grant value of $4,000,000 and (iv) receive, in March 2022, a one-time performance share unit (“PSU”) grant with a target grant value of $2,500,000, subject to the same performance metrics, vesting schedule and other terms and conditions as the PSUs granted in connection with the annual 2022 LTI grant.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety to the full text of the Offer Letter, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description

10.1	Offer Letter, dated November 29, 2021, by and between Baxter International Inc. and Giuseppe Accogli

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021

BAXTER INTERNATIONAL INC.

/s/ Ellen K. Bradford
By:	Ellen K. Bradford
Senior Vice President and Corporate Secretary